UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hythiam, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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*** Exercise YourRight to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on March 04, 2011

Meeting Information

HYTHIAM, INC.	Meeting Type: Special Meeting
For holders as of: January 11, 2011
Date: March 04, 2011	Time: 10:00 AM PDT
Location:	11111 Santa Monica Blvd.
Suite 210
Los Angeles, CA 90025

HYTHIAM, INC.	You are receiving this communication because you hold
11150 SANTA MONICA BLVD. SUITE 1500	shares in the above named company.
LOS ANGLES, CA 90025
ATTN: Peter Donato	This is not a ballot. You cannot use this notice to vote
these shares. This communication presents only an
overview of the more complete proxy materials that are
available to you on the Internet. You may view the proxy
materials online at www.proxyvote.com or easily request
a paper copy (see reverse side).

We encourage you to access and review all of the
important information contained in the proxy materials
before voting.

See the reverse side of this notice to obtain
proxy materials and voting instructions.

–– Before You Vote ––
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow -->			XXXX XXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
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requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 22, 2011 to facilitate timely delivery.

–– How to Vote ––
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Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the
box marked by the arrow -->	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

1.	To approve the 2010 Stock Incentive Plan.

2.
To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from two hundred million (200,000,000) shares to two billion (2,000,000,000) shares.

3.
To approve a proposed amendment or amendments to our Certificate of Incorporation each such amendment (i) to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-2 and not more than an aggregate of 1-for-100 at any time prior to the earlier of the date on which the 2011 annual meeting of stockholders is held or December 31, 2011, with the implementation, ratio and timing of such reverse stock split to be determined by our Board of Directors (such ratio, as determined by the Board of Directors, the "Reverse Stock Split Ratio"), and (ii) following each such reverse stock split, if implemented, to reduce the number of authorized shares of common stock in accordance with the Reverse Stock Split Ratio.

4.	To approve a proposed amendment to our Certificate of Incorporation to change our name from Hythiam, Inc. to Catasys, Inc.